Exhibit 99.1

Press Release                                       Source: Onelink4travel, Inc.


            Onelink4travel Enters Testing Phase For Travel Industry
                         Booking/Settlement Technology


Thursday December 1
SAN FRANCISCO, Dec. 1 -- Onelink4travel, Inc. (OTC Bulletin Board: OLKT - News), a provider of integrated global distribution and financial settlement services to the travel and tourism industry, today announced that it has initiated live testing of the technology infrastructure which will support its upcoming core travel industry service offering. This testing phase precedes the planned introduction of this landmark booking and settlement concept to travel agency and hotel clients later this month.

The software testing is designed to ensure smooth performance of the various aspects of Onelink4travel's sophisticated booking and settlement infrastructure. As part of the evaluation, the company is verifying operational and data transfer links with many of its key suppliers including the Sabre Travel Network, Amadeus Global Travel Distribution and Hotels.com as well as PayPal, Onelink4travel's online payment facilitator. Suppliers who offer their products through Onelink4travel will receive settlement coverage in most major currencies that address travel destinations in Europe, North America, Australasia and Japan.

"Our global network of travel agents and hotel companies is excited to see our core business concept reach this milestone. We are on plan and expect our rollout to gain momentum in the next few weeks," said Bill Guerin, Chairman and CEO of Onelink4travel.

Pending the successful completion of its software test, Onelink4travel will begin introducing the service in late December to prominent U.S. based travel agents who are members of the company's CCRA International hotel marketing program. This live, fully-functioning but careful introduction will precede full-scale launch to Onelink4travel's 100,000 travel agent members, most of which are based in North America, scheduled to begin in January. For more information about Onelink4travel and its menu of services for travel industry suppliers, visit http://www.onelink4travel.com.


About Onelink4travel, Inc.:

Onelink4travel (OTC Bulletin Board: OLKT - News) is a provider of integrated global distribution and financial settlement services to the travel and tourism industry. The firm is the first of its kind to offer non-airline travel suppliers the ability to distribute a pre-paid product through travel agents worldwide, and to effect financial settlement through a single, online global distribution and financial settlement system. Onelink4travel's mission is to increase the number and quality of online bookings made through global retail travel channels while improving cash flow and reducing distribution costs, ultimately resulting in lower prices for the consumer. Headquartered in San Francisco, Onelink4travel is operated by an experienced team of travel distribution professionals, financial settlement experts and established global technology specialists. For more information, visit http://www.onelink4travel.com .


This press release is not a solicitation to buy or sell securities. This press release includes "forward looking statements" as defined by the Securities and Exchange Commission (the "SEC"). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the Company believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including delays in development and implementation of the Company's system, market acceptance of the new system and problems in obtaining additional financing. Furthermore, the Company does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this release should be considered in conjunction with the warnings and cautionary statements contained in the Company's recent filings with the SEC.



Source: Onelink4travel, Inc.